SEPARATION AGREEMENT

This Separation Agreement (this “Agreement”) is made effective the 12th day of April 2022, by and between Unrivaled Brands, Inc. its successors, parents, subsidiaries, trustees, board members, directors, officers, assigns, agents, sureties, insurers, affiliates, predecessors, and employees, (hereinafter “Employer” or “Unrivaled”) and Francis Knuettel II, 116 E. 63rd St., Apt. 3C, New York, NY 10065 (hereinafter “Employee”) (collectively referred to as the “Parties”).

Recitals

WHEREAS, the undersigned have maintained an employer-employee relationship for a period of time in accordance with that certain Amended and Restated Executive Employment Agreement effective June 7, 2021 (the “Employment Agreement”). The Parties have terminated that relationship. Pursuant to the Employment Agreement, Employee is entitled to certain severance benefits subject to a release agreement.

NOW THEREFORE, in consideration of the promises and the consideration more fully set forth below, and intending to be legally bound hereby, the undersigned mutually agree as follows.

Agreement

1.Termination of Employment and Board Resignation: The Parties acknowledge that Employee’s relationship as an employee and officer of the Employer terminated on March 13, 2022 (the “Separation Date”). By executing this Agreement, Employee acknowledges that he has been paid or awarded all wages, monies and benefits to which he was entitled through the Separation Date (other than as provided on Exhibit A hereto). Further, by execution of this Agreement Employee hereby resigns from any and all director positions Employee may hold with Employer or any of its subsidiaries or affiliates (including as a member of the Board of Directors of Employer) effective April 12, 2022. Employee hereby agrees to execute and deliver to Employer any and all additional documentation Employer may deem necessary or appropriate to effectuate such resignations upon request by Employer, but Employee shall be treated for all purposes as having so resigned upon the above date, regardless of when or whether Employee executes any such additional documentation. Employee shall return all company property, including all electronic equipment such as computers, contemporaneous with his execution and delivery of this Agreement.

1.Severance and Other Benefits: The Employer agrees to pay or provide Employee the severance payments and other benefits as set forth in Exhibit A to this Agreement.

1.General Mutual Release: Except as provided herein below, the Parties, on behalf of themselves and their heirs, executors, administrators, successors and assigns, whether herein named or referred to or not, do hereby release, discharge, and acquit and by these presents does hereby forever discharge each other, their successors and assigns, their agents, servants, and/or employees, to the fullest extent provided by law, of and from any and all past, present, and future claims, counterclaims, demands, actions, causes of action, liabilities, damages, costs, loss of services, expenses, compensation, third-party actions, suits at law or in equity, of every nature and description, whether known or unknown, suspected or unsuspected, foreseen or unforeseen, real or imaginary, actual or potential, and whether arising at law or in equity, under the common law, state or federal law, or any other law, or otherwise, including, but not limited to, any claims that have been or might have been asserted as a result of the establishment or termination of the employer-employee relationship, any and all claims relating to Employee’s performance as a Director, Executive, and/or Manager, or from Employee’s service as an employee of Unrivaled (except as excluded in Paragraph 3.a. below), hereinafter collectively referred to as claims. It is the intention of the parties hereto to affect a full and final general release of all such claims. It is expressly understood and agreed that this release and agreement is intended to cover, and does cover, not only all now known injuries, losses, and damages, but any future injuries, losses, and damages not now known or anticipated, but which may later develop or be discovered, including all the effects and consequences thereof.

The Parties do hereby declare that they understand, covenant, and agree that they will not make any claims or demands, or file any legal proceedings against each other, or join as a party to any claim, demand, or legal proceedings on the claims described above except as is necessary in order to enforce the terms and conditions of this Agreement or as otherwise allowed by federal or state law.

Further Employee, for himself, his heirs and assigns, does hereby and forever release, acquit and discharge Employer, its directors, agents, parents and/or affiliated companies, successors and/or assigns from any and all claims and demands of whatever nature they may have against Employer its directors, agents, employees, parents and/or affiliated companies, successors and/or assigns, including any claims and demands for damages, wages, salaries, back pay, court costs, damages, liquidated damages, punitive damages, attorneys' fees, including, without limitation, all those claims Employee may have under Section 301 of the Labor Management Relations Act (29 U.S.C. §185), Section 503 of the Rehabilitation Act of 1973 (29 U.S.C. § 706, et seq.), Title VII of the Civil Rights Act of 1964, as amended (42 U.S.C. § 2000(e), et seq.), the Civil Rights Act of 1866 and 1870 (42 U.S.C. § 1981, et seq.), the Civil Rights Act of 1991 (P.L. 102-166), the Family and Medical Leave Act (29 U.S.C. §1601, et seq.), the Fair Labor Standards Act (29 U.S.C. § 201 et seq.), the Americans with Disabilities Act (42 U.S.C. §12101, et seq.), the Age Discrimination in Employment Act of 1967 as amended (the “ADEA”), the Vietnam Era Veteran Readjustment Act of 1974 (38 U.S.C. Chapter 42, §§ 2011, 2012, and 2014), the Employee Retirement Income Security Act of 1974 as amended (29 U.S.C. § 1001, et seq.), The Sarbanes-Oxley Act of 2002, the Constitutions of the United States of America and Arizona, and/or Executive Order 11246, as amended, the CALIFORNIA FAIR EMPLOYMENT AND HOUSING ACT (Part 2.8 commencing with §12900 of Division 3 of Title 2 of the Government Code) and the Regulations of the Fair Employment and Housing Commission (California Code of Regulations, Title 2, Division 4,§§ 7285.0 through 8504), the California Unruh Act, the Equal Pay Act, the California Family Rights Act; the Families First Coronavirus Response Act and the California Healthy Workplace Healthy Family Act, claims for wrongful discharge, Workers' Compensation retaliation, infliction of mental distress or any other tortuous or contractual causes of actions, including but not limited to any claims that Employer violated or breached any personnel policies, handbooks, contracts (implied or written), or covenants of good faith and fair dealing, and any and all other relevant Federal and/or State law claims or causes of action.

a. Exclusions: Excluded from this release are any claims which cannot be waived by law, including but not limited to the right to participate with or in an investigation conducted by the DFEH, EEOC, or like agency, however Employee expressly waives any right to any monetary recovery arising from such an investigation. Also excluded from this release are any claims of a breach of this Agreement and any claims to any of Employee’s rights to indemnification under (i) applicable corporate law, (ii) the by-laws or certificate of incorporation (or other constituent document) of Unrivaled or any applicable indemnification agreement between Employee and Unrivaled. Also excluded from this release are claims related to Employee’s fraud or felony misconduct while serving as an employee, officer, or director of Employer or its affiliates.

b. Civil Code § 1542: In consideration of the promises of contained in this Agreement, the Parties agree that by signing this Agreement that they represent that they have not filed - and they give up any and all rights they may have to file - a grievance, claim, or complaint of any kind against each other, except as may be necessary to enforce the terms of this Agreement, or for workers’ compensation or unemployment insurance benefits, or as otherwise required by law. The Parties understand expressly agree that this Agreement extends to all claims of every nature and kind whatsoever, known or unknown, suspected or unsuspected, past or present, and waive any rights they may have under California Civil Code §1542, which provides in relevant part:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

c. ADEA Release: Employee acknowledges that he has read this mutual release, understands it, and knowingly and voluntarily accepts its terms. Employee acknowledges that he has been advised by Employer to seek the advice of legal counsel before entering into this mutual release and this Agreement and has been provided with a period of at least twenty-one (21) days in which to consider entering into this Agreement. Employee acknowledges that, by signing this Agreement, he is waiving and releasing any rights he may have under the ADEA, and that the payments and benefits provided under Paragraph 2 of this Agreement represent substantial value over and above that to which Employee would otherwise be entitled. Employee has a period of seven (7) days following the execution of this Agreement during which Employee may revoke his release of his ADEA claims by delivering written notice to Employer in accordance with Section 4.12 of the Employment Agreement.

1.Cooperation: During the receipt of severance benefits, Employee agrees to assist Employer, without additional consideration, in the transition of his duties, including at the request of the Board of Directors compliance related issues and the preparation and execution of licenses, internal investigations, and in the defense of any future claims relating to his performance as a Director, Officer, Executive, Manager, or from his service as an employee of Unrivaled.

1.Taxes: Employer shall have the right to deduct from all payments made to Employee under this Agreement any federal, state, local, foreign, or other taxes which, in the opinion of Employer, is required to be withheld with respect to such payments. Employee agrees and represents that any federal, state, local, foreign, or other taxes that may be owed or payable on the consideration identified in Paragraph 2, or that may otherwise have accrued over the course of his employment, pursuant to this Agreement are the sole responsibility of Employee and that he will hold the Employer harmless from and against any liability or claim for any tax, penalty, or interest thereon that may be incurred or demanded as a result of the receipt of the consideration provided for in this Agreement.

1.Effect on Employment Agreement: Employee agrees that this Agreement supersedes and replaces the severance terms under Article 2 of the Employment Agreement and that Employer has no further obligations to make any payments or provide any benefits to Employee under the terms of the Employment Agreement. Notwithstanding the foregoing, each of the Parties acknowledges and agrees that Article 3 of the Employment Agreement (Restrictive Covenants) remains in full force and effect in accordance with its terms, notwithstanding the termination of Employee’s employment

1.Choice of Law and Venue: This Agreement shall be governed by and construed in accordance with the laws of the State of California and each Party hereby irrevocably submits to the personal jurisdiction of the Federal and/or State Courts located in Orange County, California.

1.Mutual Understandings: This Agreement has been freely and fairly negotiated by the Parties hereto and each Party has been provided the opportunity to have the Agreement reviewed by legal counsel of their choice and to modify the terms hereof and, therefore, this Agreement shall be construed and interpreted without any presumption, or other rule, requiring construction or interpretation against the interest of the party causing this Agreement to be drafted. This Agreement embodies the entire understanding between the Parties concerning the subject matter hereof and supersedes all prior understandings and agreements, whether oral or written, except as provided in Section 5 supra with respect to Article 3 of the Employment Agreement.

THE PARTIES ACKNOWLEDGE THAT THEY HAVE READ AND UNDERSTAND THE FOREGOING PROVISIONS AND THAT SUCH PROVISIONS ARE REASONABLE AND ENFORCEABLE. THE PARTIES ACKNOWLEDGE THAT THEY HAVE SIGNED THIS AGREEMENT OF THEIR OWN FREE AND VOLUNTARY ACT, AND THAT THEY ACKNOWLEDGE THIS IS AN IMPORTANT AND BINDING LEGAL CONTRACT THAT SHOULD BE REVIEWED BY THEIR ATTORNEY.

There are no other representations, agreements, arrangements, or understandings, oral or written, between or among the Parties hereto relating to the subject matter of this Agreement that are not fully expressed in this Agreement. This Agreement and the terms herein shall not be amended or modified, in any manner whatsoever, except by a writing signed by each of the Parties hereto.

8. Construction: This Agreement shall be construed that, wherever applicable, the use of the singular number shall include the plural number and shall be binding upon and inure to the heirs, successors, assigns, executors, administrators, or other appropriate legal representatives of the respective Parties hereto. If any provision or provisions hereof shall be deemed void, invalid, unenforceable, or otherwise stricken, either in whole or in part, this Agreement shall be deemed amended to delete or modify, as necessary, the offending provision or provisions and to alter the bounds thereof in order to render it valid and enforceable and the Parties hereby agree to substitute a valid provision that will most closely approximate the economic/legal effect and intent of the invalid provision.

9. Counterparts: This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by electronic mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

IN WITNESS WHEREOF, and intending to be legally bound hereby, the Parties hereto have set their hands and seals this 12th day of April, 2022.

__________________________________ __________________________________
Employee Unrivaled Brands, Inc.

Francis Knuettel II Don Jenkins, JD, SPHR .
Printed name Vice President of People

Exhibit A

1.Employer will pay to Employee any earned but unpaid base salary through the Separation Date, reimbursement for any valid and outstanding expenses for which Employee has not yet been reimbursed, and any vested benefits or payments under Employer’s employee benefit plans in accordance with the terms, and subject to the conditions, of such plans, as accrued through the Separation Date.
2.Employer shall pay to Employee an amount equal to 50% of Employee’s most recent annual base salary, less any taxes and withholding as may be necessary pursuant to law, to be paid in accordance with Employer’s normal payroll practices, but in no event less frequently than monthly, paid in equal installments over a 6-month period beginning with the first normal payroll period after the date this Agreement becomes effective and irrevocable in accordance with its terms.
3.To the extent Employee chooses to continue Employer group health benefits pursuant to the Consolidated Omnibus Budget Reconciliation Act (“COBRA”), Employer shall pay (either directly to the provider or as a reimbursement to Employee) the applicable premium payments for a consecutive period of up to six (6) months commencing on the first date of COBRA eligibility.
4.Employer represents and warrants they will promptly take any and all action to issue any unissued, vested shares. Employee’s outstanding and unvested stock options and restricted shares that were issued by Employer on June 7, 2021 shall become fully vested on the date that this Agreement becomes effective an irrevocable in accordance with its terms. Employee shall make arrangements satisfactory to Employer to pay the related tax withholding on the vesting of the restricted shares. Moreover, all of Employee’s vested stock options (including those that vest pursuant to the immediately preceding sentence) shall remain exercisable until the first anniversary of the date of this Agreement. For the avoidance of doubt, any other Employer equity awards held by Employee that are unvested as of the date of this Agreement (and that do not otherwise vest as provided above) shall be forfeited automatically and without further action or notice, as of the date of this Agreement.

1.Employer shall pay Employee an amount under the 2021 annual bonus program equal to $30,000, less applicable tax withholdings, and 300,000 fully vested shares of common stock of Employer, pursuant to the Performance Grant as defined in the Employment Agreement, both within five (5) business days after this Agreement becomes effective and irrevocable in accordance with its terms. Employee shall make arrangements satisfactory to Employer to pay the related tax withholding on the payout of the Performance Grant. The payout of the Performance Grant as provided herein shall be in complete satisfaction of Employer’s obligations to Employee thereunder.
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